Celsius Holdings Reports First Quarter 2026 Financial Results

Record first quarter revenue of $783 million reflects scale and disciplined growth in fast-growing energy category

Strategic energy leadership and portfolio integration within PepsiCo system better positions company for sustainable growth

Celsius Holdings’ portfolio contributed 45% of the zero-sugar l U.S. energy category’s $800 million growth in the first quarter of 20261

BOCA RATON, Fla., May 7, 2026 — Celsius Holdings, Inc. (Nasdaq: CELH) (“Celsius Holdings” or “the company”) today reported first quarter 2026 financial results.

Summary of First Quarter 2026 Financial Results

Summary Financials	1Q 2026	1Q 2025	Change
(Millions except for percentages and EPS)
Revenue	$782.6	$329.3	138%
North America	$747.3	$306.5	144%
International	$35.3	$22.7	55%
Gross Margin	48.3%	52.3%	-400 BPS
Net Income	$110.1	$44.4	148%
Net Income att. to Common Shareholders	$85.1	$34.4	147%
Diluted EPS	$0.33	$0.15	120%
Adjusted Diluted EPS*	$0.41	$0.18	128%
Adjusted EBITDA*	$195.5	$69.7	181%

*The company reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”), but management believes that disclosure of Adjusted EBITDA and Adjusted Diluted EPS, which are non-GAAP financial measures that management uses to assess our performance, may provide users with additional insights into operating performance. Please see “Use of Non-GAAP Measures” and reconciliations of these non-GAAP measures to the most directly comparable GAAP measures, both of which can be found below.

John Fieldly, Chairman and CEO of Celsius Holdings, said: “The first quarter of 2026 was a defining period for Celsius Holdings as we delivered record first-quarter revenue of $783 million, underscoring the power of our brands and the strength of our growth model. With CELSIUS, Alani Nu, and Rockstar Energy, we’re building a scaled Modern Energy portfolio with distinct roles, recruiting new consumers and expanding consumption occasions. As PepsiCo’s energy category captain in the U.S. and with an aligned commercial strategy, we reached an approximate 20.9% dollar share of the U.S. energy drink category in Q1 2026. With an evolved operating model and our brand integration firmly on track, we are entering 2026 with positive momentum, scale and confidence in our ability to deliver sustainable, long-term shareholder value.”
FINANCIAL AND MARKET HIGHLIGHTS FOR THE FIRST QUARTER OF 2026
For the three months ended March 31, 2026, revenue totaled approximately $782.6 million, compared to $329.3 million for the prior-year period, representing 138% growth. The increase reflected the acquisitions of Alani Nu on April 1, 2025, and Rockstar Energy on August 28, 2025. Alani Nu achieved record sales of approximately $368.1 million in the first quarter of 2026, benefiting from significant ongoing customer demand as well as increased orders from our largest distributor as Alani Nu moved out of its prior distribution system and into the PepsiCo distribution system. Rockstar Energy contributed approximately $66.6 million in revenue in the first
1 Circana Total US MULO+ w/C L13W ended 3/29/2026, RTD Energy.

quarter of 2026. CELSIUS brand revenue increased approximately 6% in the first quarter of 2026 compared to the same period last year.

International revenue totaled $35.3 million for the first quarter of 2026, representing a 55% increase compared to the same period in 2025, driven by growth in the Nordics, and continued momentum in our expansion markets including the UK, Ireland, France, Australia, New Zealand and Benelux.

For the three months ended March 31, 2026, gross profit increased by $205.7 million to $378.1 million from $172.4 million for the prior-year period. Gross profit margin was 48.3% for the three months ended March 31, 2026, compared to 52.3% for the prior-year period.

The change in gross profit margin was driven by the addition of Alani Nu and Rockstar Energy, both of which had a lower margin profile upon acquisition. When compared to the fourth quarter of 2025, underlying raw material COGS improved quarter over quarter as we continue to bring Alani and Rockstar into our purchasing structure, with the COGS write-offs and transition costs from Q4 largely behind us. The underlying initiatives that are anticipated to drive margin expansion across the year — our orbit model, freight structure optimization, raw material alignment, and mix improvement through price-pack architecture continue to progress, offset in part by rising commodity costs.

During the first quarter of 2026, we executed disciplined capital allocation, including approximately $24.1 million of share repurchases, reflecting our confidence in the company’s business and our focus on long-term shareholder value creation.

Selling, general and administrative expenses for the three months ended March 31, 2026, increased $114.3 million, or 95.0%, to $234.6 million from $120.3 million for the prior-year period, representing 30.0% of revenue compared to 36.5% for the same period in 2025. Adjusted selling, general and administrative expenses, which excludes litigation costs and acquisition-related costs, represented 26.4% of revenue in the first quarter of 2026.2

Diluted earnings per share for the first quarter of 2026 was $0.33 compared to $0.15 for the prior-year period. Non-GAAP adjusted diluted earnings per share for the first quarter of 2026 was $0.41 compared to $0.18 for the prior-year period.

Retail Performance
Retail sales of the Celsius Holdings portfolio (CELSIUS, Alani Nu and Rockstar Energy) in U.S. tracked channels (MULO+ w/C) increased 29.8% for the 13-week period ended March 29, 2026.3 Celsius Holdings held an approximate 20.9%3 dollar share in the U.S. RTD energy category for the period.

CELSIUS brand retail sales increased 6% year over year for the 13-week period ended March 29, 20263 and brand CELSIUS held a 9.9% dollar share in the U.S. RTD energy category for the period3.

Alani Nu retail sales increased 100.0% year over year for the 13-week period ended March 29, 2026,3 continuing its category outperformance driven by strong innovation, distribution and adoption by new consumers. The brand held a 9.0% dollar share in the U.S. RTD energy category for the period3. Celsius Holdings acquired the Alani Nu brand on April 1, 2025.

Rockstar Energy retail sales decreased 13% year over year for the 13-week period ended March 29, 20263 and Rockstar Energy held a 2.0% dollar share in the U.S. RTD energy category for the period3. Celsius Holdings acquired the Rockstar Energy brand in the U.S. and Canada on August 28, 2025.

First Quarter Earnings Webcast
Management will host a webcast today, Thursday, May 7, 2026, at 8:00 a.m. ET to discuss the company’s first quarter 2026 financial results with the investment community. Investors are invited to join the webcast accessible from https://ir.celsiusholdingsinc.com. Downloadable files, an audio replay and transcript will be made available on the Celsius Holdings investor relations website.

2 Please see “Use of Non-GAAP Measures”
3 Circana Total US MULO+ w/C L13W ended 3/29/26, RTD Energy

About Celsius Holdings, Inc.
Celsius Holdings, Inc. (Nasdaq: CELH) is a functional beverage company and the owner of energy drink brand CELSIUS®, health and wellness brand Alani Nu® and Rockstar Energy®. Born in fitness and pioneering the rapidly growing, better-for-you, functional beverage category, the company creates and markets leading functional beverage products. For more information, please visit www.celsiusholdingsinc.com.

Contact
Paul Wiseman
Investors: investorrelations@celsius.com
Press: press@celsius.com

Forward-Looking Statements
This press release contains statements by Celsius Holdings, Inc. (“Celsius Holdings”, “we”, “us”, “our” or the “Company”) that are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, our prospects, plans, business strategy and expected financial and operational results. You can identify these statements by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would”, ”could”, ”project”, ”plan”, “potential”, ”designed”, “seek”, “target”, variations of these terms, the negatives of such terms and similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. You should not rely on forward-looking statements because our actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: changes to our commercial agreements with PepsiCo, Inc.; management’s plans and objectives for international expansion and global operations; general economic and business conditions; our business strategy for expanding our presence in our industry; our expectations of revenue; operating costs and profitability; our expectations regarding our strategy and investments; our ability to successfully integrate business that we may acquire, including Alani Nutrition LLC (“Alani Nu”) and Rockstar Energy; our ability to achieve the benefits that we expect to realize as a result of our acquisitions, including Alani Nu and Rockstar Energy; the potential negative impact on our financial condition and results of operations if we fail to achieve the benefits that we expect to realize as a result of our business acquisitions, including Alani Nu and Rockstar Energy; liabilities of the businesses that we acquire that are not known to us; our expectations regarding our business, including market opportunity, consumer demand and our competitive advantage; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; the Company’s ability to comply with the rules and regulations of the Securities and Exchange Commission (the “SEC”);ongoing and potential litigation matters; the impact of third parties attempting to replicate our product attributes; and those other risks and uncertainties discussed in our most recently filed Annual Report on Form 10-K and in our other reports filed with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements speak only as of the date the statements were made. We do not undertake any obligation to update forward-looking information, except to the extent required by applicable law.

CELSIUS HOLDINGS, INC. - FINANCIAL TABLES
Consolidated Balance Sheets
(In thousands, except per share amounts)

(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$549,201	$398,866
Restricted cash	—	141,121
Accounts receivable-net[1]	832,373	755,499
Inventories-net	364,146	337,698
Prepaid expenses and other current assets[2]	69,086	128,806
Deferred other costs-current[3]	49,472	49,164
Total current assets	1,864,278	1,811,154

Property, plant and equipment-net	96,783	87,910
Deferred tax assets	86,448	96,013
Other long-term assets	45,452	43,434
Deferred other costs-non-current[3]	759,081	771,635
Brands-net	1,280,264	1,280,311
Customer relationships-net	105,494	111,604
Goodwill	919,793	917,560
Total Assets	$5,157,593	$5,119,621

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable[4]	$198,225	$137,930
Accrued expenses[5]	278,013	230,721
Income taxes payable	64,447	49,612
Accrued distributor termination fees	39,990	264,088
Accrued promotional allowance[6]	401,084	307,922
Contingent consideration	—	25,000
Deferred revenue - current[7]	26,869	26,988
Other current liabilities	42,705	36,465
Total current liabilities	1,051,333	1,078,726

Long-term debt	668,881	669,926
Deferred revenue-non-current[3]	395,279	401,155
Other long term liabilities	31,363	28,372
Total Liabilities	2,146,856	2,178,179

Commitment and contingencies

Mezzanine Equity:
Series A convertible preferred stock, $0.001 par value, 1,467 shares issued and outstanding as of both March 31, 2026 and December 31, 2025	852,355	852,355
Series B convertible preferred stock, $0.001 par value, 390 and 0 shares issued and outstanding as of both March 31, 2026 and December 31, 2025	907,620	907,620
Stockholders’ Equity:
Common stock, $0.001 par value; 400,000 shares authorized, 258,601 shares issued and 256,549 shares outstanding as of March 31, 2026; and 258,108 shares issued and 256,906 shares outstanding as of December 31, 2025, respectively.	101	101
Treasury stock, at cost, 2,052 shares and 1,202 shares as of March 31, 2026 and December 31, 2025, respectively	(81,121)	(48,226)
Additional paid-in capital	1,058,144	1,050,518
Accumulated other comprehensive income (loss)	1,619	3,162
Retained earnings	272,019	175,912
Total Stockholders’ Equity	1,250,762	1,181,467
Total Liabilities, Mezzanine Equity and Stockholders’ Equity	$5,157,593	$5,119,621
1 Includes $378.4 million and $349.1 million from a related party as of March 31, 2026 and December 31, 2025, respectively.
2 Includes no amounts from a related party as of March 31, 2026 and $64.2 million from a related party as of December 31, 2025.
3 Amounts in this line item are associated with a related party for all periods presented.
4 Includes $38.5 million and $28.6 million from a related party as of March 31, 2026 and December 31, 2025, respectively.
5 Includes $3.3 million and $1.8 million from a related party as of March 31, 2026 and December 31, 2025, respectively.
6 Includes $197.0 million and $128.9 million from a related party as of March 31, 2026 and December 31, 2025, respectively.
7 Includes $25.8 million and $26.3 million from a related party as of March 31, 2026 and December 31, 2025, respectively.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue[1]	$782,615	$329,276
Cost of revenue[2]	404,548	156,903
Gross profit	378,067	172,373
Selling, general and administrative expenses[3]	234,647	120,342
Distributor Termination fees	4,427	—
Income from operations	138,993	52,031

Other (expense) income:
Interest income	2,992	7,846
Interest expense	(11,843)	—
Other, net[4]	7,394	1,116
Total other (expense) income	(1,457)	8,962

Net income (loss) before provision for income taxes	137,536	60,993

Provision for income taxes	(27,437)	(16,574)
Net income	$110,099	$44,419

Dividends on convertible preferred stock[5]	(13,993)	(6,781)
Income allocated to participating preferred stock[5]	(11,026)	(3,219)
Net income attributable to common stockholders	$85,080	$34,419

Other comprehensive income:
Foreign currency translation gain (loss), net of income tax	(1,543)	2,249
Comprehensive income	$83,537	$36,668

Earnings (loss) per share
Basic	$0.33	$0.15
Diluted	$0.33	$0.15

1 Includes $461.7 million and $189.7 million for the three months ended March 31, 2026 and 2025, respectively, from a related party.
2 Includes $11.8 million and no amounts for the three months ended March 31, 2026 and 2025, respectively, from a related party.
3 Includes $2.9 million and $0.8 million for the three months ended March 31, 2026 and 2025, respectively, from a related party.
4 Includes $7.0 million and no amounts for the three months ended March 31, 2026 and 2025, respectively, from a related party.
5 Amounts in this line are associated with a related party for all periods presented.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Reconciliation of GAAP net income to non-GAAP adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended March 31,
	2026	2025
Net income (GAAP measure)	$110,099	$44,419
Add back/(Deduct):
Net interest (expense) income	8,851	(7,846)
Provision for income taxes	27,437	16,574
Depreciation and amortization expense	9,134	2,611
Non-GAAP EBITDA	155,521	55,758
Stock-based compensation[1]	7,626	5,029
Foreign exchange	(408)	(920)
Acquisition and Integration Costs[2]	3,755	9,112
Penalties[3]	—	710
Distributor Termination[4]	4,427	—
Legal Settlement Costs[5]	24,557	—
Non-GAAP Adjusted EBITDA	$195,478	$69,689

Non-GAAP Adjusted EBITDA Margin	25.0%	21.2%

Reconciliation of GAAP diluted Earnings per share to non-GAAP Adjusted diluted Earnings per share

	Three Months Ended March 31,
	2026	2025
Diluted earnings per share (GAAP measure)	$0.33	$0.15
Add back/(Deduct)[6]:

Acquisition and Integration Costs[2]	0.01	0.03
Distributor Termination[4]	0.01	—
Legal Settlement Costs[5]	0.06	—	—
Non-GAAP adjusted diluted earnings per share	$0.41	$0.18
6b7
16Selling, general and administrative expenses related to employee non-cash stock-based compensation expense. Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit granted to our employees and directors and the discount provided under the employee stock purchase plan. The Company believes that the exclusion provides a more accurate comparison of operating results and is useful to investors to understand the impact that stock-based compensation expense has on its operating results.
27Fees and professional services related to acquisition activity.
3 Accrued expense for the quarter ended March 31, 2025 related to contractual co-packer obligations.
4 Distributor termination expense.
5 2026 accrued expense for estimated liability in connection with certain ongoing litigation for the quarter ended March 31, 2026.
6 Add backs and deductions are net of their respective impacts from tax and reallocation of earnings to participating securities. The total tax effect of the adjusted items for the quarter ended March 31, 2026 was $(0.08) per diluted share, which includes the tax effect of deductible acquisition costs, distributor termination, and legal settlement costs. Tax effects are determined based on the tax treatment of the related item, the incremental statutory rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income (loss).

Reconciliation of GAAP SG&A as a % of Revenue to non-GAAP Adjusted SG&A as a % of Revenue

	Three Months Ended March 31,
	2026	2025
Sales and Marketing expense	$150,593	$80,898
Percentage of Revenue	19.2%	24.6%

General and Administrative expense	$84,054	$39,444
Percentage of Revenue	10.7%	12.0%
(Deduct):
Acquisition and Integration Costs[1]	(3,755)	(9,112)
Penalties[2]	—	(710)
Legal Settlement Costs[3]	(24,557)	—
Non-GAAP Adjusted General and Administrative expense	$55,742	$29,622
Percentage of Revenue	7.1%	9.0%

Selling, General and Administrative expenses	$234,647	$120,342
Percentage of Revenue	30.0%	36.5%
(Deduct):
Acquisition and Integration Costs[1]	(3,755)	(9,112)
Penalties[2]	—	(710)
Legal Settlement Costs[3]	(24,557)	—
Non-GAAP Adjusted SG&A	$206,335	$110,520
Percentage of Revenue	26.4%	33.6%

1 Fees and professional services related to acquisition activity.
2 Accrued expense in the quarter ended March 31, 2025 related to contractual co-packer obligations.
3 2026 accrued expense for estimated liability in connection with certain ongoing litigation for the quarter ended March 31, 2026.

USE OF NON-GAAP MEASURES

Celsius defines Adjusted EBITDA as net income before net interest (expense) income, income tax expense (benefit), and depreciation and amortization expense, further adjusted by excluding stock-based compensation expense, foreign exchange gains or losses, distributor termination fees, legal settlement costs, reorganization costs, acquisition and integration costs, penalties, and inventory step-up adjustment. Adjusted EBITDA Margin is the ratio between the company’s Adjusted EBITDA and net revenue, expressed as a percentage. Adjusted diluted earnings per share is GAAP diluted earnings per share net of add backs and deductions for distributor termination, legal settlement costs, reorganization costs, acquisitions and integration costs, penalties, and inventory step-up adjustment. Adjusted SG&A is GAAP SG&A adjusted for acquisition costs, distributor termination fees, penalties and certain legal accruals. Adjusted SG&A as a % of revenue is the ratio between Adjusted SG&A and net revenue. Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted diluted earnings per share, Adjusted SG&A, and Adjusted SG&A as a percentage of revenue are non-GAAP financial measures.

Celsius uses Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted diluted earnings per share, Adjusted SG&A, and Adjusted SG&A as a percentage of revenue for operational and financial decision-making and believes these measures are useful in evaluating its performance because they eliminate certain items that management does not consider indicators of Celsius’ operating performance. Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted diluted earnings per share, Adjusted SG&A, and Adjusted SG&A as a percentage of revenue may also be used by many of Celsius’ investors, securities analysts, and other interested parties in evaluating its operational and financial performance across reporting periods. Celsius believes that the presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted diluted earnings per share, Adjusted SG&A, and Adjusted SG&A as a percentage of revenue, provides useful information to investors by allowing an understanding of measures that it uses internally for operational decision-making, budgeting and assessing operating performance.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted diluted earnings per share, Adjusted SG&A, and Adjusted SG&A as a percentage of revenue are not recognized terms under GAAP and should not be considered as a substitute for net income or any other financial measure presented in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of Celsius’ results as reported under GAAP. Celsius strongly encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Because non-GAAP financial measures are not standardized, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted diluted earnings per share. Adjusted SG&A, and Adjusted SG&A as percentage of revenue as defined by Celsius, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare Celsius’ use of these non-GAAP financial measures with those used by other companies.